Exhibit 99.1

Cerus Corporation Announces First Quarter 2022 Financial Results and Increases

Full Year 2022 Product Revenue Guidance Range

Growth From All Geographic Regions with Results Driven by INTERCEPT Platelet Uptake in the U.S.

Total Revenue of $43.0 Million Grew 46% YoY in the First Quarter

Product Revenue of $37.4 Million Grew 60% YoY in the First Quarter

Increasing Full-Year 2022 Product Revenue Guidance Range from $157-164 Million to $160-165 Million

CONCORD, CA, May 5, 2022 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the first quarter ended March 31, 2022.

Recent developments and highlights include:

•	First quarter 2022 total revenue of $43.0 million, reflecting a 46% increase over the prior year period. Total revenue was composed of (in thousands, except %):

	Three Months Ended
	March 31,
	2022	2021	Change
Product revenue	$37,444	$23,379	60%
Government contract revenue	5,576	6,187	(10%)

Total revenue	$43,020	$29,566	46%

•

First quarter 2022 net loss attributable to Cerus Corporation of $12.3 million, or $0.07 per basic and diluted share, reflecting an improvement of $5.2 million over the prior year period of $17.5 million, or $0.10 per basic and diluted share, as a result of higher sales and continued operating discipline.

•

As of the date of this release, the Company is increasing its 2022 annual product revenue guidance range from $157-164 million to $160 million to $165 million, representing a 22% to 26% increase over full-year 2021 reported product revenue.

•

The Company announced that it has signed a multi-year contract for the INTERCEPT Blood System for Platelets with the American Red Cross, which is the largest producer of INTERCEPT-treated blood components in the world.

•

The Company and Fresenius Kabi announced a ten-year contract extension for the production of kits for the INTERCEPT Blood System. Under the new agreement, the companies will work together to expand scale at multiple Fresenius Kabi facilities, enabling manufacturing at additional locations and unlocking further economies of scale to improve the cost profile of INTERCEPT kits.

•

Community Blood Center of Appleton became the Company’s third blood center production partner to obtain BLA approval for the INTERCEPT Blood System for Cryoprecipitation, which is approved for the production INTERCEPT Fibrinogen Complex.

•

Introduced non-GAAP Adjusted EBITDA, which for the first quarter of 2022 was negative $3.7 million, compared to negative $11.5 million during the prior year period. Cerus’ non-GAAP Adjusted EBITDA is a measure the Company has disclosed to highlight the performance of its business and its progress toward achieving cashflow breakeven. For additional information, please see definitions and the reconciliation of this non-GAAP measure accompanying this release.

•	Cash, cash equivalents, and short-term investments were $108.6 million at March 31, 2022.

“Cerus continued to build on its leadership position in establishing pathogen reduction as a new standard of care for blood safety during the first quarter of 2022. I am pleased to report growth from all of our major geographic regions during the period, despite the significant geopolitical turmoil and economic uncertainty that has accompanied the start to this year,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer. “As we anticipated, demand for INTERCEPT platelet kits continues to be strong in the U.S., where hospitals are choosing pathogen reduction to comply with the FDA bacterial safety guidance.”

“In collaboration with our manufacturing partners, we continue to make solid progress scaling up our operations to unlock additional capacity in support of anticipated strong growth well into the future,” Greenman continued. “With the visibility we have for another year of robust demand for INTERCEPT products, we have opted to raise our product revenue guidance range for 2022.”

Revenue

Product revenue during the first quarter of 2022 was $37.4 million, compared to $23.4 million during the prior year period. The year-over-year growth in product revenue during the quarter came from each of the Company’s major geographic regions and was primarily driven by increased sales of INTERCEPT platelet kits in the U.S. market.

First quarter 2022 government contract revenue was $5.6 million, compared to $6.2 million during the prior year period. Reported government contract revenue is comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Blood Cells and sponsored efforts related to the development of next-generation pathogen reduction technology for whole blood.

Product Gross Profit & Margin

Product gross profit for the first quarter of 2022 was $19.4 million, increasing by $7.1 million over the prior year period. Product gross margin for the first quarter of 2022 was 51.7% compared to 52.5% for the first quarter of 2021, and represents an increase of approximately 60 basis points compared to the fourth quarter of 2021.

Operating Expenses

Total operating expenses for the first quarter of 2022 were $34.8 million compared to $34.9 million for the same period of the prior year. Despite having to navigate inflationary pressures, the Company was able to demonstrate financial discipline, resulting in operating leverage that is strengthening the Company’s overall financial position.

Selling, general, and administrative (SG&A) expenses for the first quarter of 2022 totaled $20.7 million, compared to $19.2 million for the first quarter of 2021. The year-over-year increase in SG&A expenses for the first quarter was tied to increased hiring and stock-based compensation.

R&D expenses for the first quarter of 2022 were $14.1 million, compared to $15.7 million for the first quarter of 2021. In the first quarter, the Company’s R&D expenses declined on a year-over-year basis as a result of various research projects reaching completion.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the first quarter of 2022 was $12.3 million, or $0.07 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $17.5 million, or $0.10 per basic and diluted share, for the first quarter of 2021.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA for the first quarter of 2022 was negative $3.7 million, compared to non-GAAP Adjusted EBITDA of negative $11.5 million, for the first quarter of 2021. For additional information, please see definitions and the reconciliation of this non-GAAP measure accompanying this release.

Balance Sheet & Cash Use

At March 31, 2022, the Company had cash, cash equivalents and short-term investments of $108.6 million, compared to $129.4 million at December 31, 2021.

As of March 31, 2022, the Company carried $55.0 million of notes due and a balance on its revolving line of credit of $15.0 million. The Company continues to have access to $5 million under its revolving line of credit.

For the first quarter of 2022, net cash used in operating activities totaled $21.5 million as compared to $17.5 million during the prior year period, due to changes in working capital.

Increasing 2022 Product Revenue Guidance

The Company expects full-year 2022 product revenue will be in the range of $160-165 million, representing strong growth of approximately 22%-26% compared to full-year 2021 product revenue of $130.9 million. Previously, the Company’s 2022 product revenue guidance range was $157-164 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir. Alternatively, you may access the live conference call by dialing (866) 235-9006 (U.S.) or (631) 291-4549 (international).

A replay will be available on Cerus’ website, or by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international) and entering conference ID number 8280547. The replay will be available approximately three hours after the call through May 19, 2022.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE Mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of INTERCEPT Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ 2022 annual product revenue guidance, including Cerus’ expectation that 2022 will be another year of strong growth led by demand for INTERCEPT platelet kits; Cerus’ plans to work together with Fresenius Kabi to expand scale at multiple facilities to enable manufacturing at additional locations, unlocking economies of scale to improve the cost profile of INTERCEPT kits; expectations regarding additional manufacturing capacity coming online in 2022; Cerus’ efforts to develop next-generation pathogen reduction technology for whole blood; expectations regarding Cerus’ strengthening overall financial position; Cerus’ continuing access to $5 million under its revolving line of credit; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2022 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT

Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, and (c) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, efficient, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its revolving line of credit and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 22, 2022. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

Cerus has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including adjusted EBITDA. We define adjusted EBITDA as income (loss) from operations as reported on the consolidated statement of operations, adjusted for depreciation, amortization, stock-based compensation, costs associated with our noncontrolling interest in our joint venture in China, and funding and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

Contact:

Matt Notarianni – Senior Director, Investor Relations

Cerus Corporation

925-288-6137

Supplemental Tables

Three Months Ended March 31, 2022 vs. 2021
Platelet Kit Growth
U.S.	148%
International	25%
Worldwide	91%
Change in Calculated Number of Treatable Platelet Doses*
U.S.	141%
International	28%
Worldwide	82%

*	Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

CERUS CORPORATION

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended
	March 31,		Change
	2022	2021	$	%
North America	$22,198	$9,664	$12,534	130%
Europe, Middle East and Africa	14,802	13,277	1,525	11%
Other	444	438	6	1%

Total product revenue	$37,444	$23,379	$14,065	60%

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended March 31,
	2022	2021
Product revenue	$37,444	$23,379
Cost of product revenue	18,076	11,095

Gross profit on product revenue	19,368	12,284

Government contract revenue	5,576	6,187

Operating expenses:
Research and development	14,057	15,748
Selling, general and administrative	20,735	19,170

Total operating expenses	34,792	34,918

Loss from operations	(9,848)	(16,447)
Total non-operating expense, net	(2,360)	(912)

Loss before income taxes	(12,208)	(17,359)
Provision for income taxes	76	98

Net loss	(12,284)	(17,457)

Net loss attributable to noncontrolling interest	—	—

Net loss attributable to Cerus Corporation	$(12,284)	$(17,457)

Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.07)	$(0.10)
Weighted average shares outstanding:
Basic and diluted	174,478	168,824

CERUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,372	$48,759
Short-term investments	70,185	80,600
Accounts receivable	25,645	25,129
Inventories	28,521	26,793
Prepaid and other current assets	10,089	5,821

Total current assets	172,812	187,102
Non-current assets:
Property and equipment, net	11,659	12,208
Operating lease right-of-use assets	13,665	12,971
Goodwill	1,316	1,316
Restricted cash and other assets	22,454	23,902

Total assets	$221,906	$237,499

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$48,422	$61,281
Debt – current	15,011	14,697
Operating lease liabilities – current	1,968	1,905
Deferred product revenue – current	1,258	673

Total current liabilities	66,659	78,556
Non-current liabilities:
Debt – non-current	54,769	54,724
Operating lease liabilities – non-current	16,787	16,260
Other non-current liabilities	3,280	2,342

Total liabilities	141,495	151,882

Stockholders’ equity:	79,413	84,619

Noncontrolling interest	998	998

Total liabilities and stockholders’ equity	$221,906	$237,499

CERUS CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Net loss attributable to Cerus Corporation	$(12,284)	$(17,457)

Adjustments to net loss attributable to Cerus Corporation:
Net loss attributable to noncontrolling interest	—	—
Provision for income taxes	76	98
Total non-operating expense, net	2,360	912

Loss from operations	(9,848)	(16,447)

Adjustments to loss from operations:
Operating depreciation and amortization	1,079	959
Government contract revenue (i)	(5,576)	(6,187)
Direct expenses attributable to government contracts (ii)	4,258	4,901
Share-based compensation (iii)	6,426	5,333
Impairment	—	(62)
Costs attributable to noncontrolling interest (iv)	—	—

Non-GAAP adjusted EBITDA	$(3,661)	$(11,503)

i.	Represents revenue related to the cost reimbursement provisions under our government contracts.
ii.

Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflected under government contract revenue in the condensed consolidated statement of operations.

iii.	Represents non-cash stock-based compensation.
iv.	Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.